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PROXY                                                              Exhibit 99.01
                                                                   -------------

                             SHAWNEE BANCORP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                            ________________, 1995

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby appoints ________________ and ________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of Shawnee Bancorp, Inc. ("Shawnee Bancorp") which the undersigned beneficially holds of record on ___________, 1995 and would be entitled to vote at the Special Meeting of Shareholders of Shawnee Bancorp, to be held at the main office of The Bank of Harrisburg, located at 2 West Walnut Street, Harrisburg, Illinois 62946, on ___________, 1995, at ___:____ __.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

  The Board of Directors of Shawnee Bancorp recommends a vote FOR approval and adoption of the Agreement of Affiliation and Merger specified in Item 1 below.

 1. Approval and adoption of the Agreement of Affiliation and Merger ("Agreement"), dated May 31, 1995, among Shawnee Bancorp, Old National Bancorp ("ONB"), The First National Bank of Harrisburg and The Bank of Harrisburg, pursuant to which Shawnee Bancorp will affiliate through a merger with ONB and each outstanding share of Shawnee Bancorp common stock will be converted into the right to receive such number of shares of ONB common stock which have a market value equal to Forty-One Dollars ($41.00), all as provided for in the Agreement.

     [_] FOR                 [_] AGAINST                [_] ABSTAIN

 2. In their discretion, on such other matters as may properly come before the Special Meeting.

Please sign on reverse side          (continued on other side)
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                          (continued from other side)


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF SHAWNEE BANCORP. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.


DATED:___________________, 1995       __________________________________
                                         (Signature of Shareholder)


                                      __________________________________
                                         (Signature of Shareholder)

                                      Please sign exactly as your name appears on your stock certificates and on the label placed to the left. Joint owners should each sign personally. Trustees, guardians, executors and others signing in a representative capacity should indicate the capacity in which they sign.